Exhibit 10.5

[FORM OF TRUST ACCOUNT AGREEMENT TO BE ENTERED INTO BY AND

BETWEEN THE BANK OF NEW YORK AND THE REGISTRANT]

TRUST ACCOUNT

AGREEMENT

This TRUST ACCOUNT AGREEMENT (the “Agreement”) is made as of June     , 2005 by and between TAC ACQUISITION CORP., a Delaware corporation (the “Company”) and THE BANK OF NEW YORK, a New York banking corporation, as account agent (the “Account Agent”).

RECITALS:

WHEREAS, the Company’s Registration Statement on Form S-1, No. 333-123382 (“Registration Statement”), for its initial public offering of securities (“IPO”) has been declared effective as of the date hereof by the Securities and Exchange Commission; and

WHEREAS, as described in the Company’s Registration Statement, and in accordance with the Company’s Amended and Restated Certificate of Incorporation, $             of the gross proceeds of the IPO ($             if the underwriters over allotment option is exercised in full) will be delivered to the Account Agent (the “Account Property”) to be deposited and held in a trust account for the benefit of the Company and the holders of the Company’s common stock, par value $.0001 per share, issued in the IPO (such holders, the “Public Stockholders”); and

WHEREAS, the Company desires to enter into this Agreement to set forth the terms and conditions pursuant to which the Account Agent shall hold the Account Property;

NOW, THEREFORE, in consideration of the premises herein contained and other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties agree as follows:

Section 1. Appointment of Account Agent; Deposit of Account Property. The Account Agent is hereby appointed to serve as Account Agent hereunder, and the Account Agent hereby agrees to so act upon the terms and conditions set forth herein. The Account Agent is hereby instructed to establish a segregated trust account (Account Number                 ) (the “Trust Account”) at The Bank of New York. The Company shall cause the Account Property to be delivered to the Account Agent in connection with the closing of the IPO, and the Account Agent is hereby instructed to hold the Account Property in the Trust Account for the benefit of the Public Stockholders and the Company (collectively, the “Beneficiaries”). The Account Agent shall acknowledge receipt of the Account Property.

Section 2. Investment by Account Agent. In a timely manner, upon the written instruction of the Company, the Account Agent shall invest and reinvest the Account Property in any money market fund, selected by the Company, which invests principally in short-term securities issued or guaranteed by the United States having a rating in the highest investment category granted thereby by a recognized credit rating agency at the time of acquisition, including any fund for which the Account Agent or an affiliate of the Account Agent serves as an investment advisor, administrator, shareholder servicing agent, custodian or subcustodian, notwithstanding that (a) the Account Agent or its affiliate may charge and collect fees and expenses from such funds for services rendered (provided that such charges, fees and expenses are on terms consistent with terms negotiated at arm’s length) and (b) the Account Agent may charge and collect fees and expenses for services rendered, pursuant to this Agreement. The Account Agent shall collect and receive in trust, when due, all principal and income arising from the Account Property, which shall become part of the Account Property, as such term is used herein.

Section 3. Distribution and Release of Account Property. The Account Agent shall commence liquidation of the Trust Account only after receipt of and only in accordance with the terms of a letter (“Termination Letter”), in a form substantially similar to that attached hereto as either Exhibit A or Exhibit B, signed on behalf of the Company by its Chief Executive Officer or President and noticed to the Authorized Counsel, as evidenced by their countersignature thereto, and complete the liquidation of the Trust Account and distribute the Account Property in the Trust Account only as directed in the Termination Letter and the other documents referred to therein. For purposes of this Agreement, “Authorized Counsel” shall mean, at any date, Sutherland Asbill & Brennan LLP and Steven B. Boehm, Cynthia M. Krus and Christopher M. Zochowski and any firm with which the foregoing persons are associated as of such date.

Section 4. Agreements and Covenants of Account Agent. The Account Agent hereby agrees and covenants to:

(a) Hold the Account Property in the Trust Account in trust for the benefit of the Beneficiaries in accordance with the terms of this Agreement and in accordance with such instructions as the Company shall provide, in writing, with respect to compliance with applicable law and Section 11-51-302(6) of the Colorado Revised Statutes;

(b) Administer the Trust Account subject to the terms and conditions set forth herein;

(c) Notify the Company of all communications received by it with respect to any Account Property requiring action by the Company;

(d) Supply any necessary information or documents as may be requested by the Company in connection with the Company’s preparation of the tax returns for the Trust Account;

(e) Participate, at the Company’s reasonable cost and expense, in any plan or proceeding for protecting or enforcing any right or interest arising from the Property if, as and when instructed by the Company to do so.

(f) Render to the Company and to such other person as the Company may instruct, monthly written statements of the activities of and amounts in the Trust Account reflecting all receipts and disbursements of the Trust Account; and

(g) Commence liquidation of the Trust Account in accordance with the terms herein and the Termination Letter.

Section 5. Agreements and Covenants of the Company. The Company hereby agrees and covenants to:

(a) Give all instructions to the Account Agent hereunder in writing, signed by the Company’s Chief Executive Officer or President;

(b) Hold the Account Agent harmless and indemnify the Account Agent from and against, any and all expenses, including reasonable counsel fees and disbursements, or loss suffered by the Account Agent in connection with any action, suit or other proceeding brought against the Account Agent involving any claim, or in connection with any claim or demand that in any way arises out of or relates to this Agreement, the services of the Account Agent hereunder, or the Account Property or any income earned from investment of the Account Property, except for expenses and losses resulting from the Account Agent’s negligence or willful misconduct. Promptly after the receipt by the Account Agent of notice of demand or claim or the commencement of any action, suit or proceeding, pursuant to which the Account Agent intends to seek indemnification under this paragraph, it shall notify the Company in writing of such claim (hereinafter referred to as the “Indemnified Claim”). The Account Agent shall have the right to employ one (1) separate counsel in any such action or proceeding and participate in the investigation and defense thereof, and the Company shall pay the reasonable fees and expenses of such separate counsel; provided, however, that the Account Agent may only employ separate counsel at the expense of the Company if legal counsel to the Account Agent advises the Account Agent is writing that (i) an actual conflict of interest exists by reason of common representation or (ii) there are legal defenses available to the Account Agent that are different from or are in addition to those available to the Company or if all parties commonly represented do not agree as to the action (or inaction) of counsel;

(c) Pay the Account Agent an annual fee of $6,000. The Company shall pay the Account Agent on the date hereof and thereafter on each anniversary thereafter. The Account Agent shall refund to the Company the fee (on a pro rata basis) with respect to any period after the liquidation of the Trust Account; and

(d) Reimburse the Account Agent upon request for all reasonable expenses, disbursements, and advances incurred or made by the Account Agent in implementing any of the provisions of this Agreement (excluding any fees, expenses and disbursements of its counsel), except any such expense, disbursement, or advance as may arise from its negligence or willful misconduct.

Section 6. Limitations of Liability. The Account Agent shall have no responsibility or liability to:

(a) Institute any proceeding for the collection of any principal and income arising from, or institute, appear in or defend any proceeding of any kind with respect to, any of the Account Property unless and until it shall have received instructions from the Company given as provided herein to do so and the Company shall have advanced or guaranteed to it funds sufficient to pay any reasonable expenses incident thereto;

(b) Change the investment of any Account Property, other than in accordance with written instructions of the Company;

(c) Refund any depreciation in principal of any Account Property;

(d) Assume that the authority of any person designated by the Company to give instructions hereunder shall not be continuing unless provided otherwise in such designation, or unless the Company shall have delivered a written revocation of such authority to the Account Agent;

(e) Verify the correctness of the information set forth in the Registration Statement or to confirm or assure that any acquisition made by the Company or any other action taken by it is as contemplated by the Registration Statement or the Termination Letter; and

(f) Pay any taxes on behalf of the Trust Account (it being expressly understood that the Account Property shall not be used to pay any such taxes and that such taxes, if any, shall be paid by the Company from funds not held in the Trust Account).

Section 7. Further Rights and Duties of the Account Agent.

(a) The Account Agent shall not be liable hereunder to anyone for any action taken or omitted by it, or any action suffered by it to be taken or omitted, in good faith, except for its own negligence or willful misconduct, and the Account Agent shall exercise the same degree of care toward the Account Property as it exercises toward its own similar property and shall not be held to any higher standard of care under this Agreement, nor be deemed to owe any fiduciary duty to any Beneficiary. The Account Agent shall exercise the same degree of care toward the Account Property as it exercises toward its own similar property and shall not be held to any higher standard of care under this Agreement.

(b) The Account Agent shall be obligated to perform only such duties as are expressly set forth in this Agreement. No implied covenants or obligations shall be inferred from this Agreement against the Account Agent, nor shall the Account Agent be bound by the provisions of any agreement between or among the Beneficiaries beyond the specific terms hereof.

(c) The Account Agent may rely conclusively and shall be protected in acting upon any order, judgment, instruction, notice, demand, certificate, opinion or advice of counsel (including counsel chosen by the Account Agent), statement, instrument, report or other paper or document (not only as to its due execution and the validity and effectiveness of its provisions, but also as to the truth and acceptability of any information therein contained) which is believed by the Account Agent, in good faith, to be genuine and to be signed or presented by the proper person or persons. The Account Agent shall not be bound by any notice or demand, or any waiver, modification, termination or rescission of this agreement or any of the terms hereof, unless evidenced by a written instrument delivered to the Account Agent signed by the proper party or parties.

(d) At any time the Account Agent may request in writing an instruction in writing from the Company, and may at its own option include in such request the course of action it proposes to take and the date on which it proposes to act, regarding any matter arising in connection with its duties and obligations hereunder. The Account Agent shall not be liable for acting without the Company’s consent in accordance with such a proposal on or after the date specified therein; provided, that the specified date shall be at least five (5) business days after the Company receives the Account Agent’s request for instructions and its proposed course of action; and provided, further, that, prior to so acting, the Account Agent has not received from the Company the written instructions so requested.

(e) The Account Agent may act pursuant to the advice of counsel chosen by it with respect to any matter relating to this Account Agreement and shall not be liable for any action taken or omitted in accordance with such advice; provided, that such actions were reasonable in light of the advice of counsel provided to it.

(f) In the event of ambiguity in the provisions governing the Account Property or uncertainty on the part of the Account Agent as to how to proceed, such that the Account Agent, in its sole and absolute judgment, deems it necessary for its protection so to do, the Account Agent may refrain from taking any action other than: (i) to retain custody of the Account Property deposited hereunder until it shall have received written instructions, which in the judgment of the Account Agent clarify the ambiguity, or (ii) to deposit the Account Property with a court of competent jurisdiction and thereupon to have no further duties or responsibilities in connection therewith.

(g) In no event shall the Account Agent be responsible or liable for special, indirect, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Account Agent has been advised of the likelihood of such loss or damage and regardless of the form of action.

(h) In no event shall the Account Agent be responsible or liable for any failure or delay in the performance of its obligations under this Agreement arising out of or caused by, directly or indirectly, forces beyond its reasonable control, including without limitation strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software or hardware) services.

(i) The recitals contained herein shall be taken as the statements of the Company, and the Account Agent assumes no responsibility for their correctness.

Section 8. Resignation or Removal of Account Agent.

(a) The Account Agent may resign by giving written notice to the Company. Such resignation shall take effect upon delivery of the Account Property, and all documentation relating thereto in possession of the Account Agent or its affiliates, to a successor Account Agent designated in writing by the Company, and the Account Agent shall thereupon be discharged from all obligations under this Agreement, and shall have no further duties or responsibilities in connection herewith.

(b) The Company may remove the Account Agent upon written notice to the Account Agent. Such removal shall take effect upon delivery of the Account Property, and all documentation relating thereto in possession of the Account Agent or its affiliates, to a successor Account Agent designated in writing by the Company, and the Account Agent shall thereupon be discharged from all obligations under this Agreement and shall have no further duties or responsibilities in connection herewith. The Account Agent shall deliver the Account Property, and all documentation relating thereto in possession of the Account Agent or its affiliates, without unreasonable delay after receiving the Company’s designation of a successor Account Agent.

(c) If after 30 days from the date of delivery of its written notice of intent to resign or of the Company’s notice of removal the Account Agent has not received a written designation of a successor Account Agent, the Account Agent’s sole responsibility shall be in its sole discretion either to retain custody of the Account Property without any obligation to invest or reinvest any such Account Property until it receives such designation, or to apply to a court of competent jurisdiction for appointment of a successor Account Agent and after such appointment to have no further duties or responsibilities in connection herewith.

Section 9. Termination of Agreement.

(a) This Agreement shall terminate at such time that the Account Agent has completed the liquidation of the Trust Account in accordance with this Agreement, and distributed the Account Property in accordance with the provisions of the Termination Letter; or on such date after June     , 2006 when the Account Agent deposits the Account Property with a court of competent jurisdiction in the event that, prior to such date, the Account Agent has not received a Termination Letter from the Company as described herein.

(b) Sections 5(b), (c) and (d) shall survive the termination of this Agreement.

Section 10. Miscellaneous

(a) The Company and the Account Agent each acknowledge that the Account Agent will follow the security procedures set forth below with respect to funds transferred from the Trust Account. Upon receipt of written instructions, the Account Agent will confirm such instructions with an Authorized Individual at an Authorized Telephone Number listed on the attached Exhibit C. The Company and the Account Agent will each restrict access to confidential information relating to such security procedures to authorized persons. Each party must notify the other party immediately if it has reason to believe unauthorized persons may have obtained access to such information, or of any change in its authorized personnel. In executing funds transfers, the Account Agent will rely upon account numbers or other identifying numbers of a beneficiary, beneficiary’s bank or intermediary bank, rather than names.

(b) This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts formed and to be performed entirely within the State of New York, without regard to the conflict of law provisions thereof to the extent such principles would require or permit the application of the laws of another jurisdiction. It may be executed in several counterparts, each one of which shall constitute an original, and together shall constitute but one instrument.

(c) This Agreement contains the entire agreement and understanding of the parties hereto with respect to the subject matter hereof. This Agreement or any provision hereof may only be changed, waived, amended or modified by a writing signed by each of the parties hereto; provided, that this Agreement may not be materially changed, waived, amended or modified without the consent of each of the Public Stockholders adversely affected thereby. As to any claim, cross-claim or counterclaim in any way relating to this Agreement, each party waives the right to trial by jury.

(d) The parties hereto consent to the jurisdiction and venue of any state or federal court located in the City of New York for purposes of resolving any disputes hereunder.

(e) Any notice, consent or request to be given in connection with any of the terms or provisions of this Agreement shall be in writing and shall be sent by overnight delivery or similar private courier service, by certified mail (return receipt requested), by hand delivery or by facsimile transmission:

if to the Account Agent, to:

The Bank of New York

101 Barclay Street, Floor 8 W

New York, New York 10286

Attention: Corporate Trust Administration – Asset-backed Securities Unit if to the Company, to:

TAC Acquisition Corp.

8 Sound Shore Drive

Suite 255

Greenwich, CT 06830

Attn: Saul B. Rosenthal, President

Any notice or request to be given to the Authorized Counsel shall be sent to the address or number provided to the Company by such Authorized Counsel in writing from time to time.

(f) This Agreement may not be assigned by any party hereto without the prior written consent of the other, which consent shall not be unreasonably withheld.

(g) Each of the Account Agent and the Company hereby represents that it has the full right and power and has been duly authorized to enter into this Agreement and to perform its respective obligations as contemplated hereunder.

(h) No printed or other material in any language, including prospectuses, notices, reports, and promotional material that mentions The Bank of New York by name shall be issued by any of the other parties hereto, or on such party’s behalf, without the prior written consent of The Bank of New York, which consent shall not be unreasonably withheld; provided, that the Account Agent hereby consents to the inclusion of The Bank of New York in the Registration Statement and other materials relating to the IPO.

[Signatures follow on next page.]

IN WITNESS WHEREOF, the parties have duly executed this Trust Account Agreement as of the date first written above.

TAC ACQUISITION CORP.

By:
Name: Saul B. Rosenthal
Title: President

THE BANK OF NEW YORK, as Account Agent

By:
Name:
Title:

EXHIBIT A

[TAC Acquisition Corp. Letterhead]

[Insert date]

The Bank of New York, as Account Agent

101 Barclay Street, 8W

New York, New York 10286

Attention: Corporate Trust Administration – Asset-backed Securities Unit

Re:	Trust Account No.

Termination Letter

Gentlemen:

Pursuant to the Trust Account Agreement between TAC Acquisition Corp. (“Company”) and The Bank of New York (“Account Agent”), dated as of June     , 2005 (“Trust Account Agreement”), this is to advise you that the Company has entered into an agreement (“Business Agreement”) with                                                       (“Target Business”) to consummate a business combination with the Target Business (“Business Combination”) on or about [insert date]. The Company shall notify you at least two business days in advance of the actual date of the consummation of the Business Combination (“Consummation Date”).

In accordance with the terms of the Trust Agreement, we hereby authorize you to commence liquidation of the Trust Account to the effect that, on the Consummation Date, all of funds held in the Trust Account will be immediately available for transfer to the account or accounts that the Company shall direct on the Consummation Date.

On the Consummation Date, the Company shall deliver to you written instructions with respect to the transfer of the funds held in the Trust Account (“Instruction Letter”), including such instructions as may be necessary to ensure compliance with Section 11-51-302(6) of the Colorado Revised Statutes. You are hereby directed and authorized to transfer the funds held in the Trust Account immediately upon your receipt of the Instruction Letter, in accordance with the terms of the Instruction Letter. In the event that certain deposits held in the Trust Account may not be liquidated by the Consummation Date without penalty, you will notify the Company of the same and the Company shall direct you as to whether such funds should remain in the Trust Account and be distributed after the Consummation Date to the Company. Upon the distribution of all the funds in the Trust Account pursuant to the terms hereof, the Trust Account Agreement shall be terminated and the Trust Account closed.

In the event that the Business Combination is not consummated on the Consummation Date described in the notice thereof and we have not notified you on or before the original

Consummation Date of a new Consummation Date, then the funds held in the Trust Account shall be reinvested as provided in the Trust Account Agreement on the business day immediately following the Consummation Date as set forth in the notice.

Very truly yours,

TAC ACQUISITION CORP.

By:
Saul B. Rosenthal, President

Acknowledging receipt of notice hereof:

By:
Name:
Title: Authorized Counsel

EXHIBIT B

[TAC Acquisition Corp. Letterhead]

[Insert date]

The Bank of New York, as Account Agent

101 Barclay Street, 8W

New York, New York 10286

Attention: Corporate Trust Administration – Asset-backed Securities Unit

Re:	Trust Account No.

Termination Letter

Gentlemen:

Pursuant to the Trust Account Agreement between TAC Acquisition Corp. (“Company”) and The Bank of New York (“Account Agent”), dated as of June     , 2005 (“Trust Account Agreement”), this is to advise you that the Board of Directors of the Company has voted to dissolve and liquidate the Trust Account. Attached hereto is a copy of the minutes of the meeting of the Board of Directors of the Company relating thereto, certified by the Secretary of the Company as true and correct and in full force and effect.

In accordance with the terms of the Trust Account Agreement, we hereby authorize you, to commence liquidation of the Trust Account. You will notify the Company and                  (“Designated Paying Agent”) in writing as to when all of the funds in the Trust Account will be available for immediate transfer (“Transfer Date”). The Designated Paying Agent shall thereafter notify you as to the account or accounts of the Designated Paying Agent that the funds in the Trust Account should be transferred to on the Transfer Date so that the Designated Paying Agent may commence further distribution of such funds in accordance with the Company’s instructions. You shall have no obligation to oversee the Designated Paying Agent’s distribution of the funds. Upon the payment to the Designated Paying Agent of all the funds in the Trust Account, the Trust Account Agreement shall be terminated and the Trust Account closed.

Very truly yours,

TAC ACQUISITION CORP.

By:
Saul B. Rosenthal, President

Acknowledging receipt of notice hereof:

By:
Name:
Title: Authorized Counsel

EXHIBIT C

AUTHORIZED INDIVIDUAL(S)	AUTHORIZED
FOR TELEPHONE CALL BACK	TELEPHONE NUMBER(S)

Company:

TAC Acquisition Corp.
8 Sound Shore Drive
Suite 255
Greenwich, CT 06830
Attn: Saul B. Rosenthal	(203) 661-6421
Attn: Jonathan H. Cohen	(203) 661-2594

Account Agent:

The Bank of New York	(212) 815-8332
101 Barclay Street, Floor 8 W
New York, New York 10286
Attention: Corporate Trust Administration – Asset-backed Securities Unit